EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Clean Energy and Power, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.
The Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: February 21, 2011	By:	/s/ Erwin Vahlsing, Jr.
	Name:	Erwin Vahlsing, Jr.
	Title:	Chief Executive Officer, Chief Financial Officer, and Director

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided Sherb & Co., LP and will be retained by Clean Energy and Power, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.